Exhibit 4.3







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                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                           CESKA KONSOLIDACNI AGENTURA

                                    AS SELLER

                                       AND

                                    CEZ, a.s.

                                  AS PURCHASER


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                               DATED JULY 22, 2002

This Share Purchase Agreement (this "Agreement") is made on July 22, 2002 pursuant to the provisions of Sections 409 et seq. of Act No. 513/1991 Coll., the Commercial Code, as amended (the "Commercial Code") and the provisions of Sections 13 et seq. of Act No. 591/1992 Coll., the Securities Act, as amended (the "Securities Act"), between

CEZ, a.s.

having its registered office at Duhova 2/1444,  140 53 Prague 4,  Identification
No.: 45274649 registered in the Commercial Register administered by the Prague Municipal Court, Section 8, File 1581

acting through:   Ing. Jaroslav Mil, M.B.A.
                           Chairman of the Board of Directors
                           and
                           JUDr. Ivan Cestr
                           Director

(the "Purchaser")

Ceska konsolidacni agentura

having its registered office in Prague 7, Janovskeho 438/2, Postal Code: 170 06, Identification No.: 70109966

registered in the Commercial Register administered by the Prague Municipal Court, Section A, File 45993

acting through:   Ing. Pavel Rezabek
                           Chairman of the Board of Directors and CEO and
                           Ing. Libor Svoboda
                           Director and Senior Executive Officer

(the "Seller")



                               W I T N E S S E T H

          WHEREAS, the Seller owns 31,754 book-entry registered shares of Zapadoceska energetika, a.s., Guldenerova 19, 303 28 Plzen, Identification No.:
49790432 (the  "Company"),  having a nominal value of CZK 1,000 per share,  SIN:
770950000818 (the "Sale Shares"), representing approximately 1.98% of the Company registered capital; and

          WHEREAS, in connection with its decision to privatize shares in the regional distribution companies by direct sale to the Purchaser as the predetermined transferee, made in Resolution No. 477 dated May 6, 2002 and Resolution No. 628 dated June 12, 2002 (collectively, the "Resolution), the Czech Republic government granted in the Resolution its consent, pursuant to
Section 28 (3) and Section 55 (4) of Act No. 219/2000 Coll., on the Property of the Czech Republic and the Action of the Czech Republic in Legal Relationships, as amended, and Section 13 (6) of Act No. 239/2001 Coll., on the Czech Consolidation Agency and Amendments to Certain Acts, to the sale of the Sale Shares to the Purchaser on the terms and subject to the conditions specified herein;

          NOW, THEREFORE, the Purchaser and the Seller have agreed as follows.


                                    ARTICLE I
                              SUBJECT OF AGREEMENT

On the terms and subject to the conditions specified herein, the Seller agrees to transfer the Sale Shares and title thereto to the Purchaser for consideration and the Purchaser agrees to pay the Purchase Price for the Sale Shares to the Seller in the manner described in Article III hereof.

                                   ARTICLE II
                                 PURCHASE PRICE

The Purchase Price for all of the Sale Shares (the "Purchase Price") has been determined in accordance with the purchase price set by the Resolution and amounts to CZK 196,290,000 (one hundred ninety-six million two hundred and ninety thousand Czech crowns), i.e., CZK 6,181.583422 per Sale Share.


                                   ARTICLE III
                  SETTLEMENT OF THE TRANSFER OF THE SALE SHARES
                           AND PURCHASE PRICE PAYMENT

3.1 Settlement of the Transfer of the Sale Shares. The transfer of the Sale Shares by the Seller to the Purchaser and the payment of the Purchase Price by the Purchaser to the Seller (the "Closing") shall be made in the manner described below in this Section 3.1:

     (a) The settlement of the transfer of the Sale Shares from the Seller to the Purchaser shall be arranged, in accordance with the Settlement Orders, by the universal settlement center UNIVYC, a.s., having its registered office at Rybna 14, Prague 1, Identification No.: 25081489 ("UNIVYC") on the Share Settlement Date. UNIVYC shall settle the transfer of the Sale Shares in accordance with its rules governing the settlement of off-exchange securities transactions, unless the Settlement Orders expressly provide otherwise.

     (b) The Seller agrees to enter the Seller Settlement Order in the settlement system of UNIVYC no later than 12:00 noon on the Business Day immediately preceding the Share Settlement Date.

     (c) The Purchaser agrees to enter the Purchaser Settlement Order in the settlement system of UNIVYC, through the Purchaser's Securities Dealer, no later than 12:00 noon on the Business Day immediately preceding the Share Settlement Date.

     (d) The Purchase shall ensure that an amount denominated in Czech crowns equal to the Purchase Price, i.e., CZK 196,290,000, and the sum of the fees charged by UNIVYC and the Securities Dealer in connection with the Closing are deposited in account No. 71 504-011/0100 maintained with Komercni banka, a.s. no later than 12:00 (noon) of the Business Day immediately preceding the Share Settlement Date so that UNIVYC is able to execute the Settlement Orders.

     (e) The Securities Dealer shall act on behalf of the Purchaser vis-a-vis UNIVYC and shall, without limitation, enter the appropriate Settlement Order in the settlement system maintained by UNIVYC. The obligations of the Purchaser hereunder and the Purchaser's liability for any breach thereof shall not be affected in any respect by any act or omission of the Securities Dealers.

3.2 Alternative Settlement Method. Should it be impossible, for any reason, to use the settlement system of UNIVYC to effect the transfer of the Sale Shares from the Seller to the Purchaser and the payment of the Purchase Price by the Purchaser to the Seller, the Parties shall take action and cooperate in good faith to effect the transfer of the Sale Shares from the Seller to the Purchaser and the payment of the Purchase Price by the Purchaser to the Seller by alternative means such that will satisfy the requirement for the transfer of the Sale Shares against the payment of the Purchase Price.


                                   ARTICLE IV
                          REPRESENTATIONS OF THE SELLER

The Seller hereby represents that all of the facts set forth in Sections 4.1 through 4.5 hereof are true and correct as of the date hereof and warrants that the facts set forth in Sections 4.1 through 4.5 hereof shall be true and correct as of the transfer date of the Sale Shares to the Purchaser.

4.1 Organization of the Seller. The Seller is a legal entity duly and validly established under Act No. 239/20011 Coll., on the Czech Consolidation Agency and Amendments to Certain Acts, and under other laws and regulations of the Czech Republic.

4.2 Authorization of Agreement. The Seller has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly and validly authorized and executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller in accordance with applicable law. The Seller's obligations hereunder are enforceable against the Seller in accordance with the terms of this Agreement.

4.3 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the performance by the Seller of any of its obligations hereunder will violate any organizational or similar document of the Seller, or any contractual or other obligation of the Seller, or any judgment or administrative order by which the Seller is bound or which is applicable to the Seller's assets or any part thereof or to which the Seller's assets are subject, or any law or regulation applicable to the Seller.

4.4 Consents of Third Parties. Except for the consent of the Czech Republic government to the sale of the Sale Shares, which was granted in the Resolution, and for Antitrust State Aid Decision 2 under the State Aid Act, no consent, waiver, approval, permit or authorization of, or declaration or filing with, or notification to, any person is required on the part of the Seller in connection with the execution and delivery of this Agreement, or the performance by the Seller of any of its obligations hereunder.

4.5 Seller's Ownership of the Sale Shares. The Seller is the exclusive owner of each of the Sale Shares, free and clear of any and all Third Party Rights.

4.6 Damages. In the event of a breach by the Seller of any of the representations of the Seller contained in this Article IV (the "Seller's Representations") or of any of its agreements, covenants or undertakings contained in this Agreement (the "Seller's Covenants"), the Seller shall be obligated to pay to the Purchaser compensation for damage incurred by the Purchaser as a result of or in connection with such breach of the Seller's Representations or the Seller's Covenants.


                                    ARTICLE V
                        REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby represents that all of the facts set forth in Sections 5.1 through 5.5 hereof are true and correct as of the date hereof and warrants that such facts shall be true and correct as of the transfer date of the Sale Shares to the Purchaser.

5.1 Organization of the Purchaser. The Purchaser is a joint-stock company duly organized and existing under the laws of the Czech Republic.

5.2 Authorization of Agreement. The Purchaser has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly and validly authorized and executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser in accordance with applicable law. The Purchaser's obligations hereunder are enforceable against the Purchaser in accordance with the terms of this Agreement.

5.3 No Violation. Neither the execution and delivery by the Purchaser of this Agreement nor the performance by the Purchaser of any of its obligations hereunder will violate any organizational or similar document of the Purchaser, or any contractual or other obligation of the Purchaser, or any judgment or administrative order by which the Purchaser is bound or to which the Purchaser's assets or any part thereof are subject, or any law or regulation applicable to the Purchaser.

5.4 Consents of Third Parties. No consent, waiver, approval, permit or authorization of, or declaration or filing with, or notification to, any person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the performance by the Purchaser of any of its obligations hereunder.

5.5 Selected Finance Documents. In relation to the Selected Finance Documents, the Purchaser shall, within nine (9) months of the execution of the REAS Share Purchase Agreement, (i) obtain documents from the relevant banks, pursuant to which the banks shall waive or otherwise forfeit the rights they would have by virtue of a breach by the Purchaser of the Selected Affirmative Covenant or (ii) release itself, whether by prepayment of the obligations resulting from or related to the Selected Finance Documents or otherwise, from the obligations arising out of the Selected Finance Documents or the Selected Affirmative Covenant. The Purchaser shall inform the Seller in writing of compliance or non-compliance with this obligation within the same time limit.

5.6 Damages. In the event of a breach by the Purchaser of any of the representations of the Purchaser contained in this Article V (the "Purchaser's Representations") or of any of its agreements, covenants or undertakings contained in this Agreement (the "Purchaser's Covenants"), the Purchaser shall be obligated to pay to the Seller compensation for damage incurred by the Seller as a result of or in connection with such breach of the Purchaser's Representations or the Purchaser's Covenants.


                                   ARTICLE VI
                         JOINT COVENANTS OF THE PARTIES

6.1 Antitrust State Aid Decision 2

(a) Antitrust State Aid Decision 2 means the decision of the Antitrust Office, pursuant to which the Antitrust Office terminates the procedure in respect of the approval of an exemption from the prohibition of State aid, which the sale of the Sale Shares by the Seller to the Purchaser hereunder might be considered to be, because it has found that no State aid is involved in the sale of the Sale Shares by the Seller to the Purchaser. Antitrust State Aid Decision 2 shall also mean the decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

(b) The Seller agrees to use its reasonable best efforts to ensure that the application for approval of an exemption from the prohibition of State aid is filed and Antitrust State Aid Decision 2 is issued. In preparing the application for an exemption from the prohibition of State aid and in the course of the procedure in respect of such application, the Purchaser shall provide all requisite assistance. Each Party shall provide all the required information to the other Party within the shortest possible time limits or, if required, procure such information at the request of the other Party within the shortest possible time limits and shall act so that Antitrust State Aid Decision 2 is issued.

(c) For the purposes of the CEPS Share Purchase Agreement and the REAS Share Purchase Agreement, an application filed by a competent authority headed by a member of the Czech Republic government shall be deemed to be the Seller's application for approval of an exemption from the prohibition of State aid.

6.2 Consummation of the Sale. The Parties shall take all actions that may be necessary or desirable for the consummation of the sale of the Sale Shares upon the terms and subject to the conditions contained herein.

6.3 Information Requirement. If any Party becomes aware of any fact that is decisive for the running of any time limit determined by this Agreement, it shall inform the other Party of such fact without delay.


                                   ARTICLE VII
                                   TERMINATION

7.1 Termination. The contractual relationship between the Seller and the Purchaser hereunder shall terminate only for the following reasons:

(a) prior to the transfer of the Sale Shares to the Purchaser, by mutual agreement of the Seller and the Purchaser as of the date provided for herein;

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


(b) if the REAS Concentration Approval or the CEPS Concentration Approval is not granted or Antitrust State Aid Decision 1 or Antitrust State Aid Decision 2 or Antitrust State Aid Decision 3 is not issued, as of the date on which the time limit for filing a complaint against a final rejection by the Antitrust Office in any of such matters has expired without such complaint having been filed or (if such complaint against the rejection by the Antitrust Office has been filed within the statutory time limit) as of the date on which the decision of the competent court dismissing such complaint becomes final and effective;

(c) the obligation of the Purchaser set forth in Section 5.5 hereof has not been performed within the time limit specified therein;

(d)  for the reasons set out in Section  9.1 and/or  Section 9.2 and/or  Section
     9.3 hereof;

(e) rescission by the Seller or the Purchaser prior to the transfer of the Sale Shares to the Purchaser in the event that the Antitrust Office issues, instead of Antitrust State Aid Decision 2, a decision approving an exemption from the prohibition of State aid "subject to specified conditions," with effect as of the date of delivery of the notice of rescission;

(f) rescission by the Seller prior to the transfer of the Sale Shares to the Purchaser, if the Purchaser shall materially breach this Agreement and, if such breach is capable of being cured, shall fail to cure such breach within fifteen (15) days after written notice thereof from the Seller, with effect as of the date of delivery of the notice of rescission to the Purchaser; or

(g) rescission by the Purchaser prior to the transfer of the Sale Shares to the Purchaser, if the Seller shall materially breach this Agreement and, if such breach is capable of being cured, shall fail to cure such breach within fifteen (15) days after written notice thereof from the Purchaser, with effect as of the date of delivery of the notice of rescission to the Seller.

7.2 Exclusion of Certain Provisions of the Commercial Code. Neither Party shall be entitled to rescind or otherwise terminate this Agreement except as expressly provided in Section 7.1 hereof, and the application of the provisions of Section 345 (1) and (3), Sections 346 through 350, Section 356 and Section 436(1)(d) of the Commercial Code shall be excluded and shall not apply to this Agreement.


                                  ARTICLE VIII
                                   DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

"CEPS, a.s." means CEPS, a.s., having its registered office at Elektrarenska 774/2, 101 52 Prague 10, Identification No.: 25702556.

"Share Settlement Date" means the eighth Business Day immediately following the later of the Availability Date of All Decisions and the date on which compliance with the obligations described in Section 5.5 hereof is evidenced and the date on which the Purchaser and OSINEK execute a written agreement with the Depositary.

"Confidential Information" means any information concerning the terms and conditions of this Agreement and, in addition, any information exchanged between the Parties and their respective advisers in connection with the negotiation of this Agreement. Confidential Information shall not include any information which becomes available to the general public other than by a breach of any obligation of the relevant Party under Section 10.4 hereof;

"FNM CR" means Fond narodniho majetku Ceske republiky (National Property Fund of the Czech Republic), having its registered office at Rasinovo nabrezi 42, 120 00 Prague 2, Identification No.: 41692918.

"CZK" means the Czech crown, the lawful currency of the Czech Republic.

"Purchase Price" shall have the meaning ascribed to such term in Article II hereof.

"Ministry of Labor and Social Affairs" means the division of the executive branch of the government acting on behalf of the Czech Republic in accordance with Act No. 219/2000 Coll., on the Property of the Czech Republic and the Action of the Czech Republic in Legal Relationships, as amended.

"Commercial Code" shall have the meaning ascribed to such term in the Preamble to this Agreement.

"Purchaser's Securities Dealer" means the person having a securities dealer license pursuant to the Securities Act and being a member of UNIVYC that shall be designated by written notice of the Purchaser delivered to the Seller within 60 days of the execution of this Agreement.

"Availability Date of All Decisions" means the date on which the CEPS Concentration Approval, the REAS Concentration Approval, Antitrust State Aid Decision 1, Antitrust State Aid Decision 2 and Antitrust State Aid Decision 3 become final and enforceable. In the event that the CEPS Concentration Approval, the REAS Concentration Approval, Antitrust State Aid Decision 1, Antitrust State Aid Decision 2 and Antitrust State Aid Decision 3 do not become final and enforceable on the same day, the Availability Date of All Decisions shall be the latest of the dates on which the CEPS Concentration Approval, the REAS
Concentration Approval, Antitrust State Aid Decision 1, Antitrust State Aid Decision 2 and Antitrust State Aid Decision 3 become final and enforceable.

"OSINEK" means OSINEK, a.s., having its registered office at Ruska 56, c.p. 397, Ostrava-Vitkovice, Postal Code: 706 02, Identification No.: 0001 2173.

"CEPS Concentration Approval" means the decision of the Antitrust Office approving the concentration established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement; OSINEK shall apply for the approval. CEPS Concentration Approval shall also mean the case where, upon the expiration of a certain time limit, the Antitrust Office shall be deemed, according to the Competition Act, to have approved the concentration established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement. Further, CEPS Concentration Approval shall also mean a decision of the Antitrust Office to the effect that the concentration established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement is not subject to approval by the Antitrust Office.

"REAS Concentration Approval" shall have the meaning similar to that of the CEPS Concentration Approval, but with respect to the concentration which may be established under the REAS Share Purchase Agreement and the application for which shall be filed by the Seller.

"Business Day" means any day on which UNIVYC and banks in the Czech Republic are open for business.

"Third Party Rights" means any encumbrance and contractual right of a third party, including, without limitation, any pledge, mortgage, easement, right of first refusal, lien, lease, call option or put option, suspension of rights and restriction on transfer.

"Sale Shares" shall have the meaning ascribe to such term in the Preamble hereto.

"Purchaser's  Representations"  shall have the meaning  ascribed to such term in
Section 5.6 hereof.

"Seller's  Representations"  shall  have the  meaning  ascribed  to such term in
Section 4.6 hereof.

"Purchaser Payment Order" means the order delivered by the Purchaser's Securities Dealer to UNIVYC and directing UNIVYC to arrange the transfer of an amount equal to the Purchase Price from the Purchaser's account No. 71 504-011/0100 maintained with Komercni banka, a.s. to the Seller's account No. 1009373 / 3300 maintained with Ceska konsolidacni agentura on the Share Settlement Date. The Purchaser Payment Order shall be in the form attached as Exhibit C hereto.

"Purchaser Settlement Order" means the order entered by the Purchaser through the Securities Dealer in the UNIVYC settlement system to arrange the registration of the transfer of the Sale Shares from the securities account of the Seller maintained at the Securities Center to the securities account of the Purchaser maintained at the Securities Center on the Settlement Date. The form of the Purchaser Settlement Order is attached hereto as Exhibit A.

"Seller Settlement Order" means the order entered by the Seller in the UNIVYC settlement system to arrange the registration of the transfer of the Sale Shares from the securities account of the Seller maintained at the Securities Center to the securities account if the Purchaser maintained at the Securities Center on the Settlement Date. The form of the Seller Settlement Order is attached hereto as Exhibit B; however, this form shall be used only if the Seller fails to enter the Seller Settlement Order directly through a terminal.

"Settlement Orders" means, collectively, the Purchaser Settlement Order, the Seller Settlement Order and the Purchaser Payment Order.

"Antitrust State Aid Decision 1" means the decision of the Antitrust Office, pursuant to which the Antitrust Office shall terminate the procedure conducted under the State Aid Act on the basis of an application for an exemption from the prohibition of State Aid, filed by the FNM CR, because it has found that no State aid is involved in the sale of shares under the REAS Share Purchase Agreement. Antitrust State Aid Decision 1 shall also mean the decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

"Antitrust State Aid Decision 2" shall have the meaning ascribed to such term in
Section 6.1 (a) hereof.

"Antitrust State Aid Decision 3" means the decision of the Antitrust Office, pursuant to which the Antitrust Office shall terminate the procedure conducted under the State Aid Act on the basis of an application for an exemption from the prohibition of State aid, filed by the OSINEK, because it has found that no State aid is involved in the sale of shares under the CEPS Share Purchase Agreement. Antitrust State Aid Decision 3 shall also mean the decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

"Depositary" means the person designated by agreement of the Purchaser and OSINEK, with whom a draft in the amount of the purchase price of the sale shares in CEPS as determined in the CEPS Share Purchase Agreement will be deposited after its issuance by the Seller and acceptance by OSINEK under the CEPS Share Purchase Agreement.

"CEPS Share Purchase Agreement" means the share purchase agreement dated June 28, 2002 entered into by and between the Purchaser and OSINEK, under which the Purchaser shall transfer to OSINEK 91,064,240 book-entry registered common shares of CEPS, a.s., having a nominal value of CZK 100 per share, SIN:
770000002673,   representing  approximately  51%  of  the  Company's  registered capital.

"REAS Share Purchase Agreement" means the share purchase agreement dated June 28, 2002 entered into by and between the Purchaser and the FNM CR, under which the FNM CR shall transfer to the Seller shares in the regional distribution companies (Prazska energetika, a.s., Stredoceska energeticka, a.s., Vychodoceska energetika, a.s., Severoceska energetika, a.s., Zapadoceska energetika, a.s., Jihoceska energetika, a.s., Jihomoravska energetika, a.s., and Severomoravska energetika, a.s.) in accordance with the Resolution.

"Agreement with the Ministry of Labor and Social Affairs" means the share purchase agreement entered into by and between the Purchaser and the Ministry of Labor and Social Affairs, under which the Purchaser shall transfer to the Ministry of Labor and Social Affairs 26,783,600 book-entry registered common shares of CEPS, a.s., having a nominal value of CZK 100 per share, SIN:
770000002673, representing approximately 15% of the registered capital of CEPS, a.s., for a purchase price of CZK 3,417,851,000, which may be adjusted in accordance with the terms and conditions specified in the Agreement with the Ministry of Labor and Social Affairs.

"Party"  means  either  the  Seller  or  the  Purchaser,   and  "Parties"  means
collectively the Seller and the Purchaser.

"Company" shall have the meaning ascribed to such term in the Preamble hereto.

"UNIVYC" shall have the meaning ascribed to such term in Section 3.1 (a) hereof.

"Antitrust Office" means the Office for the Protection of Competition.

"Resolution" shall have the meaning ascribed to such term in the Preamble hereto.

"Selected Finance Documents" means (i) the DEM 280 Million Multi-Currency Loan Agreement entered into by and between the Purchaser and a syndicate of banks, due 2003, and (ii) the EUR 85 Million Guarantee Agreement for the benefit of the European Investment Bank entered into by and between the Purchaser and a syndicate of banks, due 2013.

"Selected Affirmative Covenant" means the Purchaser's covenant under the Selected Finance Documents to hold more than 50% share in the company owning the assets of the transmission grid.

"Securities Act" shall have the meaning ascribed to such term in the Preamble hereto.

"Competition Act" means Act No. 143/2001 Coll., on the Protection of Competition and Amendments to Certain Acts.

"State Aid Act" means Act No. 59/2000 Coll., on State Aid, as amended.

"Purchaser's  Covenants" shall have the meaning ascribed to such term in Section
5.6 hereof.

"Seller's Covenants" shall have the meaning ascribed to such term in Section 4.6 hereof.


                                   ARTICLE IX
                            INTERCONNECTED AGREEMENTS

9.1 If the REAS Share Purchase Agreement shall not have been entered into within 60 (sixty) days following the execution of this Agreement or if the REAS Share Purchase Agreement shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.2 If the CEPS Share Purchase Agreement shall not have been entered into within 60 (sixty) days following the execution of this Agreement or if the CEPS Share Purchase Agreement shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.3 If the Agreement with the Ministry of Labor and Social Affairs shall not have been entered into within 60 (sixty) days following the execution of this Agreement or if the Agreement with the Ministry of Labor and Social Affairs shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.4 If the Antitrust Office fails to issue Antitrust State Aid Decision 1 or Antitrust State Aid Decision 2 or Antitrust State Aid Decision 3 and issues instead of any (or all) of them a decision approving an exemption from the prohibition of State aid "subject to the specified conditions" and, consequently, any of the agreements referred to in Sections 9.1 through 9.3 hereof terminates, the other agreements referred to in Sections 9.1 through
     9.3 hereof shall terminate as of the same date.


                                    ARTICLE X
                                FINAL PROVISIONS

10.1 After the transfer of the Sale Shares, the Purchaser undertakes to use its reasonable best efforts, for a period of no less than five years following the execution of this Agreement, to ensure that a representative of the Statutory City of Plzen is a member of the Company's Supervisory Board for the same period.

10.2 Costs and Expenses. The Parties shall bear their own respective costs and expenses incurred in connection with the negotiation and execution and delivery of this Agreement and the performance of their obligations hereunder. The fees charged by UNIVYC and the Securities Dealer in connection with the settlement of the transfer of the Sale Shares shall be paid by the Purchaser.

10.3 Further Assurances. The Parties agree to take such other actions not expressly provided for herein as may be necessary or desirable for the consummation of the sale of the Sale Shares upon the terms and subject to the conditions contained herein.

10.4     Confidentiality and Publicity.

Each of the Parties agrees that it shall not disclose any Confidential Information to any third party without the prior written consent of the other Party. This obligation of confidentiality shall not apply to disclosures of Confidential Information to employees, directors, advisers or agents of the Parties, provided, however, that the disclosing Party shall in each case be liable for any breach of the obligations under this Section 10.4 by such persons. In addition, the obligation of confidentiality under this Section 10.4 shall not apply in the event that a Party is required by applicable law or a judicial or administrative decision to provide a court or administration body with any Confidential Information, however, in each such case only to the extent required by such law or such judicial or administrative decision and subject to a prompt written notice thereof to the other Party if permitted by applicable law. Notwithstanding the above provisions of this Section 10.4, the Purchaser shall be entitled to disclose any Confidential Information also to the FNM CR, the Cabinet of the Czech Republic, the Ministry of Finance of the Czech Republic, the Ministry of Industry and Trade of the Czech Republic and the Ministry of Labor and Social Affairs of the Czech Republic.

10.5 Entire Agreement, Amendments. This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended only by a written instrument signed by both Parties.

10.6 Waivers. No failure on the part of either Party to exercise, and no delay in exercising or extension of time for the exercise of, any right hereunder shall operate as a waiver thereof.

10.7 Governing Law. All rights and obligations of the Parties hereunder shall be governed by the laws of the Czech Republic.

10.8 Arbitration. Any dispute that may arise out of or in connection with this Agreement shall, to the exclusion of courts of general jurisdiction, be finally settled by arbitration under the Rules of Arbitration of the Arbitration Court attached to the Economic Chamber of the Czech Republic and the Agrarian Chamber of the Czech Republic by three arbitrators appointed in accordance with the Rules. The Parties agree to perform all obligations placed upon them in the award within the time limits specified therein. The language of the arbitration shall be Czech. The venue of the arbitration shall be Prague, the Czech Republic. This arbitration clause shall be separately enforceable.

10.9 Costs of Arbitration. All costs and expenses of arbitration shall be apportioned between the parties to the arbitration by the arbitrators on the basis of the arbitral award.

10.10 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given to the relevant Party when delivered personally or mailed by registered mail at the following address (or at such other address as the relevant Party may have specified by notice given to the other Party pursuant to this Section 10.10):

If to the Purchaser:

         CEZ, a.s.
         Duhova 2/1444
         Praha 4 - Michle, PSC: 140 53

         Attention:  Ing. Miroslav Stehlik, Director of Equity Interest Section

If to the Seller:

         Ceska konsolidacni agentura
         Praha 7, Janovskeho 438/2, PSC: 170 06

         Attention: Ing. Jaromir Hejda, Director of Equity Interest Division

10.11 Severability. If any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, then, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and the Parties shall attempt to deliver the benefits of such provision in a manner that is not invalid, illegal or unenforceable.

10.12 Binding Effect; Assignment. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Neither the Seller nor the Purchaser shall be entitled to assign its rights hereunder to any third party without the prior written consent of the other Party.

10.13 No Unilateral Setoff. None of the Parties shall be entitled to any unilateral setoff of any claim it may have against the other Party in respect of any of its obligations it may have to the other Party hereunder.

10.14 Default Interest. In the event of a default in the payment of any amount due and payable under this Agreement, the defaulting Party shall pay to the other Party, from the default date until the date such amount shall have been paid, default interest at a rate equal to 1.5 times the discount rate set by the Czech National Bank and in effect on the first day of default.

10.15 Counterparts. This Agreement has been executed in four (4) counterparts. Each of the Parties shall receive two counterparts.

Prague, July 22, 2002


On behalf of CEZ, a.s.:


         [signature]
-----------------------------------
Name:    Ing. Jaroslav Mil, M.B.A.
Title:   Chairman of the Board of Directors


         [signature]
-----------------------------------
Name:    JUDr. Ivan Cestr
Title:   Director




On behalf of Ceska konsolidacni agentura:


         [signature]
-----------------------------------
Name:    Ing. Pavel Rezabek
Title:   Chairman of the Board of Directors
         and Chief Executive Officer


         [signature]
-----------------------------------
Name:    Ing. Libor Svoboda
Title:   Director and Senior Executiive Officer

                                    Exhibit A

                      [Form of Purchaser Settlement Order]

The Agent,  a.s., with its registered  office at  ............................., represented by  .......................  (name, surname,  title),  authorized to represent the purchaser, ..........................,  with its registered office at ............................., in procuring the settlement of the purchase of the book-entry securities specified below, hereby requests UNIVYC, a.s., with its registered office in Praha 1, Rybna 14, Identification No.: 25 08 14 89 ("Univyc") to check the matched transfer orders regarding the sale of shares in Zapadoceska energetika, a.s.:



Name (business name) of the Agent:                            . . . . . . . . . . . . . . . . . . . .

Contact Person, Tel. No.:                                     . . . . . . . . . . . . . . . . . . . .

The Dealer's No. at Univyc:                                   . . . . . . . . . . . . . . . . . . . .

Type of Settlement:                                           . . . . . . . . . . . . . . . . . . . .

The owner's Registration No. at the Securities Center:        . . . . . . . . . . . . . . . . . . . .

The owner's Identification No. at the Securities Center:      . . . . . . . . . . . . . . . . . . . .

ISIN of the Securities:                                       . . . . . . . . . . . . . . . . . . . .

Number of Securities Transferred:                             . . . . . . . . . . . . . . . . . . . .

Price per Security:                                           . . . . . . . . . . . . . . . . . . . .

Settlement Date:                                              . . . . . . . . . . . . . . . . . . . .



....................................................................
signature of the person authorized to act on behalf of the Dealer, conforming to the specimen signatures kept at Univyc

                                    Exhibit B

                        [Form of Seller Settlement Order]

The Agent,  a.s., with its registered  office at  ............................., represented by  .......................  (name, surname,  title),  authorized to represent the seller, ..........................,  with its registered office at
..............................,  in procuring  the  settlement of the purchase of the book-entry securities specified below, hereby requests UNIVYC, a.s., with its registered office in Praha 1, Rybna 14, Identification No.: 25 08 14 89 ("Univyc") to check the matched transfer orders regarding the sale of shares in Zapadoceska energetika, a.s.:



Name of the Transferor:                                       . . . . . . . . . . . . . . . . . . . .

Contact Person, Tel. No.:                                     . . . . . . . . . . . . . . . . . . . .

The Transferor's No. at Univyc:                               . . . . . . . . . . . . . . . . . . . .

Type of Settlement:                                           . . . . . . . . . . . . . . . . . . . .

The owner's Registration No. at the Securities Center:        . . . . . . . . . . . . . . . . . . . .

The owner's Identification No. at the Securities Center:      . . . . . . . . . . . . . . . . . . . .

ISIN of the Securities:                                       . . . . . . . . . . . . . . . . . . . .

Number of Securities Transferred:                             . . . . . . . . . . . . . . . . . . . .

Price per Security:                                           . . . . . . . . . . . . . . . . . . . .

Settlement Date:                                              . . . . . . . . . . . . . . . . . . . .




.........................................................................
signature of the person authorized to act on behalf of the transferor, conforming to with the specimen signatures kept at Univyc

                                    Exhibit C

                        [Form of Purchaser Payment Order]

                             Purchaser Payment Order

The transferor of funds hereby  instructs and  authorizes  Univyc to arrange the transfer  of CZK  .........................................................  (to
wit: ............................................................  Czech crowns)
to the bank account specified below, in accordance with the following specifications:


Bank Account No.: .......................................

Amount in CZK:    .......................................

Variable Symbol:  .......................................


The transferor hereby represents that all of the above data is true and complete.

The transferor  agrees to pay to Univyc,  in consideration for the settlement of the  sale of  securities,  a fee of CZK  .............................  (to wit:
................................  Czech  crowns).  The fee  will be paid  upon an invoice issued by Univyc to the account specified in such invoice, no later than 14 days following the delivery of the invoice to the transferor.

In addition, the transferor represents that it is aware that all the other terms and conditions of the settlement of the sale of the securities are to be governed by the applicable rules of Univyc and Burza cennych papiru Praha, a.s. (the Prague Stock Exchange).




      ..........................................................................
signature of the person authorized to act on behalf of the transferor, conforming to with the specimen signatures kept at Univyc

                 CERTIFICATION OF FAIR AND ACCURATE TRANSLATION

The undersigned hereby certifies that to the best of my knowledge the above English translation is a fair and accurate translation of the original Czech language document.




Date: June 25, 2003                     By:  /s/ Libuse Latalova
                                        ----------------------------------------
                                        Name:  Libuse Latalova
                                        Title: Head of Finance Administration